Exhibit 99.1

Aptiv Reports Fourth Quarter 2024 Financial Results
Record Full Year Earnings Driven by Strong Operating Performance

SCHAFFHAUSEN - Aptiv PLC (NYSE: APTV), a global technology company focused on making the world safer, greener and more connected, today reported fourth quarter 2024 U.S. GAAP earnings of $1.14 per diluted share. Excluding special items, fourth quarter earnings totaled $1.75 per diluted share.

Fourth Quarter Financial Highlights Include:
•U.S. GAAP revenue of $4.9 billion, consistent with the prior year period
◦Revenue decreased 1% adjusted for currency exchange and commodity movements, compared to AWM1 of (4)%
•U.S. GAAP net income of $268 million, U.S. GAAP net income margin of 5.5%; U.S. GAAP diluted earnings per share of $1.14
◦Excluding special items, diluted earnings per share of $1.75
•U.S. GAAP operating income of $479 million, U.S. GAAP operating income margin of 9.8%
◦Adjusted Operating Income of $623 million; Adjusted Operating Income margin of 12.7%; Adjusted EBITDA of $811 million; Adjusted EBITDA margin of 16.5%
•Generated $1,060 million of cash from operations
Full Year 2024 Financial Highlights Include:
•U.S. GAAP revenue of $19.7 billion, a decrease of 2%
◦Revenue decreased 2% adjusted for currency exchange and commodity movements, compared to AWM1 of (3)%
•U.S. GAAP net income of $1,787 million, U.S. GAAP net income margin of 9.1%; U.S. GAAP diluted earnings per share of $6.96
◦Excluding special items, diluted earnings per share of $6.26
•U.S. GAAP operating income of $1,842 million, U.S. GAAP operating income margin of 9.3%
◦Adjusted Operating Income of $2,366 million; Adjusted Operating Income margin of 12.0%; Adjusted EBITDA of $3,097 million; Adjusted EBITDA margin of 15.7%
•Generated $2,446 million of cash from operations
•Funded $4.1 billion in share repurchases

1	Represents global vehicle production weighted to the geographic regions in which the Company generates its revenue (“AWM”).

“Our full-year results validate our proven track record of operational excellence and the strength of Aptiv’s product portfolio,” said Kevin Clark, chairman and chief executive officer. “The company delivered record operating cash flow and strong earnings growth with 140 basis points of operating margin expansion year-over-year, reflecting continued cost discipline and solid execution. We also finished the year with record fourth quarter new business awards, resulting in our third consecutive year of $30+ billion bookings. Looking ahead, as we navigate a dynamic market environment, we will remain focused on enabling our customers as they transition to a more feature-rich, software-defined future. This year also marks a major milestone in Aptiv’s evolution, as we execute on the separation of our Electrical Distribution Systems business, which will create two independent companies better positioned to address the evolving needs of our customers and further capitalize on market opportunities. With these strategic actions and continued commercial momentum, we are confident in our ability to drive further long-term growth and deliver significant value to all of our stakeholders.”

Fourth Quarter 2024 Results
For the three months ended December 31, 2024, the Company reported U.S. GAAP revenue of $4.9 billion, consistent with the prior year period. Adjusted for currency exchange and commodity movements, revenue decreased by 1% in the fourth quarter. This reflects declines of 8% in Europe, partially offset by growth of 3% in North America, 3% in Asia, which includes 4% in China, and flat growth in South America, our smallest region.
The Company reported fourth quarter 2024 U.S. GAAP net income of $268 million, earnings of $1.14 per diluted share and net income margin of 5.5%, compared to $905 million, $3.22 per diluted share and 18.4% in the prior year period. Fourth quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $411 million, or $1.75 per diluted share, compared to $395 million, or $1.40 per diluted share in the prior year period.
Fourth quarter U.S. GAAP operating income was $479 million, compared to $355 million in the prior year period. The Company reported fourth quarter Adjusted Operating Income, a non-GAAP financial measure defined below, of $623 million, compared to $600 million in the prior year period. Adjusted Operating Income margin was 12.7%, compared to 12.2% in the prior year period, primarily reflecting improved operating performance, including the benefits of cost reduction initiatives. Depreciation and amortization expense totaled $245 million, compared to $246 million in the prior year period.
Interest expense for the fourth quarter totaled $107 million, an increase from $71 million in the prior year period.
Tax expense in the fourth quarter of 2024 was $64 million, resulting in an effective tax rate of approximately 18%. Tax benefit in the fourth quarter of 2023 was $680 million, which primarily reflects the recognition of a deferred tax benefit of approximately $723 million as a result of transactions entered into as part of a reorganization of the Company’s corporate entity structure.
The Company generated net cash flow from operating activities of $1,060 million in fourth quarter, compared to $624 million in the prior year period.

Full Year 2024 Results
For the year ended December 31, 2024, the Company reported U.S. GAAP revenue of $19.7 billion, a decrease of 2% from the prior year. Adjusted for currency exchange and commodity movements, revenue decreased by 2% in 2024. This reflects declines of 4% in Europe, 1% in North America and 9% in South America, our smallest region, partially offset by growth of 1% in Asia, which includes 2% in China.
The Company reported full year 2024 U.S. GAAP net income of $1,787 million, earnings of $6.96 per diluted share and net income margin of 9.1%, compared to $2,909 million, $10.39 per diluted share and 14.5% in the prior year. Full year 2024 Adjusted Net Income totaled $1,607 million, or $6.26 per diluted share, compared to $1,376 million, or $4.86 per diluted share, in the prior year.
Full year 2024 U.S. GAAP operating income was $1,842 million, compared to $1,559 million in the prior year. The Company reported full year Adjusted Operating Income of $2,366 million, compared to $2,127 million in the prior year. Adjusted Operating Income margin was 12.0%, compared to 10.6% in the prior year, primarily reflecting improved operating performance, including the benefits of cost reduction initiatives. Depreciation and amortization expense totaled $964 million, an increase from $912 million in the prior year.
Interest expense for full year 2024 totaled $337 million, as compared to $285 million in the prior year, which primarily reflects the impacts of debt transactions in the third quarter of 2024 in part to finance our $3.0 billion accelerated share repurchase program.
Tax expense for full year 2024 was $223 million, resulting in an effective tax rate of approximately 10%. Tax benefit for full year 2023 was $1,928 million, which primarily reflects the recognition of a deferred tax benefit of approximately $2.1 billion as a result of transactions entered into as part of a reorganization of the Company’s corporate entity structure.
The Company generated net cash flow from operating activities of $2,446 million in 2024, compared to $1,896 million in the prior year. As of December 31, 2024, the Company had cash and cash equivalents of $1.6 billion and total available liquidity of $3.6 billion.
Reconciliations of Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Share Repurchase Program
During 2024, the Company repurchased 44.4 million shares for approximately $3.35 billion, including shares repurchased under the terms of the Company’s Accelerated Share Repurchase Program, which will be completed by the second quarter of 2025.
As of December 31, 2024, $2.5 billion remained available for future share repurchases under the existing $5.0 billion authorization. All repurchased shares were retired.

Planned Spin-off of Electrical Distribution Systems Business
As previously announced on January 22, 2025, Aptiv intends to execute a tax-free spin-off of its Electrical Distribution Systems business into a new, independent publicly traded company, creating two highly focused public companies strategically positioned to drive incremental value for customers, shareholders and employees. The transaction is expected to be completed by March 31, 2026.
In connection with the planned spin-off of the Company’s Electrical Distribution Systems business, in the first quarter of 2025 Aptiv is realigning its business into three reportable operating segments: Electrical Distribution

Systems, Engineered Components Group and Advanced Safety and User Experience. The changes to Aptiv’s segment reporting will be reflected in Aptiv’s financial statements commencing with the first Quarterly Report on Form 10-Q of 2025.

Q1 and Full Year 2025 Outlook
The Company’s first quarter and full year 2025 financial guidance is as follows:

(in millions, except per share amounts)	Q1 2025 (1)	Full Year 2025 (1)
Net sales	$4,635 - $4,835	$19,600 - $20,400
U.S. GAAP net income	$215 - $255	$1,180 - $1,320
U.S. GAAP net income margin	4.6% - 5.3%	6.0% - 6.5%
U.S. GAAP operating income	$360 - $410	$1,855 - $2,035
U.S. GAAP operating income margin	7.8% - 8.5%	9.5% - 10.0%
Adjusted EBITDA	$685 - $735	$3,095 - $3,275
Adjusted EBITDA margin	14.8% - 15.2%	15.8% - 16.1%
Adjusted operating income	$495 - $545	$2,330 - $2,510
Adjusted operating income margin	10.7% - 11.3%	11.9% - 12.3%
U.S. GAAP diluted net income per share	$0.90 - $1.10	$5.25 - $5.85
Adjusted net income per share (2)	$1.40 - $1.60	$7.00 - $7.60
Cash flow from operations		$2,100
Capital expenditures		$880
U.S. GAAP effective tax rate		~17.5%
Adjusted effective tax rate		~17.5%
(1) The Company’s financial guidance does not reflect the potential impacts of recent U.S. tariffs imposed or threatened to be imposed on China, Canada and Mexico and other countries as well as any retaliatory actions that may be taken by such countries.
(2) The Company’s first quarter and full year 2025 financial guidance includes approximately $0.05 and $0.30, respectively, per diluted share for the anticipated equity losses to be recognized by Aptiv from the performance of the Motional autonomous driving joint venture.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing +1.800.239.9838 (US) or +1.323.794.2423 (international) or through a webcast at ir.aptiv.com. The conference ID number is 1176930. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring, other acquisition and portfolio project costs, (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures), asset impairments and other related charges, compensation expense related to acquisitions and gains (losses) on business divestitures and other transactions. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales. Adjusted EBITDA represents net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items.
Adjusted Net Income represents net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the Weighted Average Number of Diluted Shares Outstanding for the period. Cash Flow Before Financing represents cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company focused on making the world safer, greener and more connected. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in millions, except per share amounts)
Net sales	$4,907	$4,919	$19,713	$20,051
Operating expenses:
Cost of sales	3,945	3,997	16,002	16,612
Selling, general and administrative	363	381	1,465	1,436
Amortization	52	56	211	233
Restructuring	68	130	193	211
Total operating expenses	4,428	4,564	17,871	18,492
Operating income	479	355	1,842	1,559
Interest expense	(107)	(71)	(337)	(285)
Other income, net	11	27	41	63
Net (loss) gain on equity method transactions	(36)	—	605	—
Income before income taxes and equity loss	347	311	2,151	1,337
Income tax (expense) benefit	(64)	680	(223)	1,928
Income before equity loss	283	991	1,928	3,265
Equity loss, net of tax	(8)	(72)	(118)	(299)
Net income	275	919	1,810	2,966
Net income attributable to noncontrolling interest	6	13	24	28
Net income (loss) attributable to redeemable noncontrolling interest	1	1	(1)	—
Net income attributable to Aptiv	268	905	1,787	2,938
Mandatory convertible preferred share dividends	—	—	—	(29)
Net income attributable to ordinary shareholders	$268	$905	$1,787	$2,909

Diluted net income per share:
Diluted net income per share attributable to ordinary shareholders	$1.14	$3.22	$6.96	$10.39
Weighted average number of diluted shares outstanding	235.46	281.21	256.66	282.88

APTIV PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2024	December 31, 2023

	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,573	$1,640
Restricted cash	1	—
Accounts receivable, net	3,261	3,546
Inventories	2,320	2,365
Other current assets	671	696
Total current assets	7,826	8,247
Long-term assets:
Property, net	3,698	3,785
Operating lease right-of-use assets	495	540
Investments in affiliates	1,433	1,443
Intangible assets, net	2,140	2,399
Goodwill	5,024	5,151
Other long-term assets	2,842	2,862
Total long-term assets	15,632	16,180
Total assets	$23,458	$24,427
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$509	$9
Accounts payable	2,870	3,151
Accrued liabilities	1,752	1,648
Total current liabilities	5,131	4,808
Long-term liabilities:
Long-term debt	7,843	6,204
Pension benefit obligations	374	417
Long-term operating lease liabilities	412	453
Other long-term liabilities	613	701
Total long-term liabilities	9,242	7,775
Total liabilities	14,373	12,583
Commitments and contingencies
Redeemable noncontrolling interest	92	99

Total Aptiv shareholders’ equity	8,796	11,548
Noncontrolling interest	197	197
Total shareholders’ equity	8,993	11,745
Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$23,458	$24,427

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2024	2023
	(in millions)
Cash flows from operating activities:
Net income	$1,810	$2,966
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	964	912
Restructuring expense, net of cash paid	(45)	83
Deferred income taxes	(34)	(2,164)
Loss from equity method investments, net of dividends received	130	304
Loss on extinguishment of debt	15	1
Net gain on equity method transactions	(605)	—
Other, net	182	170
Changes in operating assets and liabilities:
Accounts receivable, net	285	(112)
Inventories	45	(20)
Accounts payable	(210)	4
Other, net	(59)	(215)
Pension contributions	(32)	(33)
Net cash provided by operating activities	2,446	1,896
Cash flows from investing activities:
Capital expenditures	(830)	(906)
Proceeds from sale of property	6	4
Proceeds from business divestitures, net of cash sold	—	(17)
Cost of business acquisitions and other transactions, net of cash acquired	—	(83)
Proceeds from sale of technology investments	—	—
Cost of technology investments	(121)	(6)
Proceeds from the sale of equity method investment	448	—
Purchase of short-term investments	(748)	—
Redemption of short-term investments	740	—
Settlement of derivatives	(2)	6
Net cash used in investing activities	(507)	(1,002)
Cash flows from financing activities:
Increase (decrease) in other short and long-term debt, net	702	(332)
Repayment of senior notes	(1,440)	—
Proceeds from issuance of senior notes, net of issuance costs	2,920	—
Proceeds from bridge loan, net of issuance costs	2,483	—
Repayment of bridge loan	(2,500)	—
Equity related transaction costs	(3)	—
Contingent consideration payments	—	(10)
Dividend payments of consolidated affiliates to minority shareholders	—	(2)
Repurchase of ordinary shares	(4,104)	(398)
Distribution of mandatory convertible preferred share cash dividends	—	(32)
Taxes withheld and paid on employees’ restricted share awards	(23)	(33)
Net cash used in financing activities	(1,965)	(807)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(40)	(2)
(Decrease) increase in cash, cash equivalents and restricted cash	(66)	85
Cash, cash equivalents and restricted cash at beginning of the year	1,640	1,555
Cash, cash equivalents and restricted cash at end of the year	$1,574	$1,640

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended			Year Ended
	December 31,			December 31,
	2024	2023	%	2024	2023	%
	(in millions)			(in millions)
Net Sales
Signal and Power Solutions	$3,541	$3,574	(1)%	$13,983	$14,404	(3)%
Advanced Safety and User Experience	1,381	1,356	2%	5,791	5,695	2%
Eliminations and Other (a)	(15)	(11)		(61)	(48)
Net Sales	$4,907	$4,919		$19,713	$20,051

Adjusted Operating Income
Signal and Power Solutions	$430	$459	(6)%	$1,652	$1,676	(1)%
Advanced Safety and User Experience	193	141	37%	714	451	58%
Adjusted Operating Income	$623	$600		$2,366	$2,127

(a)	Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to ordinary shareholders for the three months and years ended December 31, 2024 and 2023:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	235.04	280.95	256.38	276.92
Dilutive shares related to RSUs	0.42	0.26	0.28	0.17
Weighted average MCPS Converted Shares	—	—	—	5.79
Weighted average ordinary shares outstanding, including dilutive shares	235.46	281.21	256.66	282.88
Net income per share attributable to ordinary shareholders:
Basic	$1.14	$3.22	$6.97	$10.50
Diluted	$1.14	$3.22	$6.96	$10.39

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended December 31, 2024

Reported net sales % change	—%
Less: foreign currency exchange and commodities	1%
Adjusted revenue growth	(1)%

Year Ended December 31, 2024

Reported net sales % change	(2)%
Less: foreign currency exchange and commodities	—%
Adjusted revenue growth	(2)%

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended				Year Ended
	December 31,				December 31,
	2024		2023		2024		2023
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to ordinary shareholders	$268	5.5%	$905	18.4%	$1,787	9.1%	$2,909	14.5%
Mandatory convertible preferred share dividends	—		—		—		29
Net income attributable to Aptiv	$268	5.5%	$905	18.4%	$1,787	9.1%	$2,938	14.7%
Interest expense	107		71		337		285
Other income, net	(11)		(27)		(41)		(63)
Net loss (gain) on equity method transactions	36		—		(605)		—
Income tax expense (benefit)	64		(680)		223		(1,928)
Equity loss, net of tax	8		72		118		299
Net income attributable to noncontrolling interest	6		13		24		28
Net income (loss) attributable to redeemable noncontrolling interest	1		1		(1)		—
Operating income	$479	9.8%	$355	7.2%	$1,842	9.3%	$1,559	7.8%
Amortization	52		56		211		233
Restructuring	68		130		193		211
Other acquisition and portfolio project costs	14		35		80		80
Asset impairments	5		18		22		18
Compensation expense related to acquisitions	5		6		18		26
Adjusted operating income	$623	12.7%	$600	12.2%	$2,366	12.0%	$2,127	10.6%

Segment Adjusted Operating Income
(in millions)
Three Months Ended December 31, 2024	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$337	$142	$479
Amortization	29	23	52
Restructuring	51	17	68
Other acquisition and portfolio project costs	8	6	14
Asset impairments	5	—	5
Compensation expense related to acquisitions	—	5	5
Adjusted operating income	$430	$193	$623

Depreciation and amortization (a)	$171	$74	$245

Three Months Ended December 31, 2023	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$325	$30	$355
Amortization	33	23	56
Restructuring	60	70	130
Other acquisition and portfolio project costs	26	9	35
Asset impairments	15	3	18
Compensation expense related to acquisitions	—	6	6
Adjusted operating income	$459	$141	$600

Depreciation and amortization (a)	$174	$72	$246

Year Ended December 31, 2024	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$1,329	$513	$1,842
Amortization	122	89	211
Restructuring	140	53	193
Other acquisition and portfolio project costs	53	27	80
Asset impairments	8	14	22
Compensation expense related to acquisitions	—	18	18
Adjusted operating income	$1,652	$714	$2,366

Depreciation and amortization (a)	$664	$300	$964

Year Ended December 31, 2023	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$1,379	$180	$1,559
Amortization	140	93	233
Restructuring	82	129	211
Other acquisition and portfolio project costs	60	20	80
Asset impairments	15	3	18
Compensation expense related to acquisitions	—	26	26
Adjusted operating income	$1,676	$451	$2,127

Depreciation and amortization (a)	$638	$274	$912

(a)	Includes asset impairments.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in millions)
Net income attributable to ordinary shareholders	$268	$905	$1,787	$2,909
Mandatory convertible preferred share dividends	—	—	—	29
Net income attributable to Aptiv	$268	$905	$1,787	$2,938
Interest expense	107	71	337	285
Income tax expense (benefit)	64	(680)	223	(1,928)
Net income attributable to noncontrolling interest	6	13	24	28
Net income (loss) attributable to redeemable noncontrolling interest	1	1	(1)	—
Depreciation and amortization	245	246	964	912
EBITDA	$691	$556	$3,334	$2,235
Other income, net	(11)	(27)	(41)	(63)
Net loss (gain) on equity method transactions	36	—	(605)	—
Equity loss, net of tax	8	72	118	299
Restructuring	68	130	193	211
Other acquisition and portfolio project costs	14	35	80	80
Compensation expense related to acquisitions	5	6	18	26
Adjusted EBITDA	$811	$772	$3,097	$2,788

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the Weighted Average Number of Diluted Shares Outstanding, for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in millions, except per share amounts)
Net income attributable to ordinary shareholders	$268	$905	$1,787	$2,909
Mandatory convertible preferred share dividends (a)	—	—	—	29
Net income attributable to Aptiv	$268	$905	$1,787	$2,938
Adjusting items:
Amortization	52	56	211	233
Restructuring	68	130	193	211
Other acquisition and portfolio project costs	14	35	80	80
Asset impairments	5	18	22	18
Compensation expense related to acquisitions	5	6	18	26
Debt extinguishment costs	3	1	15	1
Costs associated with acquisitions and other transactions	—	—	—	4
Impairment of equity investments without readily determinable fair value	—	—	—	18
Loss on change in fair value of publicly traded equity securities	—	—	3	6
Net loss (gain) on equity method transactions	36	—	(605)	—
Tax impact of intercompany transfers of intellectual property and other related transactions (b)	—	(723)	—	(2,082)
Tax impact of adjusting items (c)	(40)	(33)	(117)	(77)
Adjusted net income attributable to Aptiv	$411	$395	$1,607	$1,376

Weighted average number of diluted shares outstanding (a)	235.46	281.21	256.66	282.88
Diluted net income per share attributable to ordinary shareholders	$1.14	$3.22	$6.96	$10.39
Adjusted net income per share	$1.75	$1.40	$6.26	$4.86

(a)
On June 15, 2023, each outstanding share of the Company’s 5.50% Mandatory Convertible Preferred Shares (the “MCPS”) converted into 1.0754 ordinary shares of the Company. For purposes of calculating Adjusted Net Income Per Share, the Company has excluded the impact of the MCPS dividends for the year ended December 31, 2023 and assumed the “if converted” method of share dilution as the assumed conversion of the MCPS into ordinary shares on a weighted average basis was more dilutive to net income per share than the impact of the MCPS dividends (method already applied for U.S. GAAP purposes of calculating the weighted average number of diluted shares outstanding).

(b)	In response to the OECD’s Pillar Two Directive, the Company initiated changes to its corporate entity structure, including intercompany transfers of certain intellectual property to one of its subsidiaries in Switzerland during the second half of 2023. Furthermore, during the third quarter, the Company’s Swiss subsidiary was granted a ten year tax incentive, beginning in 2024. The measurement of certain deferred tax assets and associated income tax benefits resulting from these transactions was impacted by tax legislation in Switzerland enacted in the fourth quarter of 2023, which increased the statutory income tax rate, resulting in additional deferred tax benefit impacts, net of valuation allowances. These adjustments represent the total income tax benefits recorded as a result of these transactions during the three months and year ended December 31, 2023.
(c)	Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in millions)
Cash flows from operating activities:
Net income	$275	$919	$1,810	$2,966
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	245	246	964	912
Restructuring expense, net of cash paid	20	79	(45)	83
Working capital	451	173	120	(128)
Pension contributions	(11)	(13)	(32)	(33)
Increase in deferred income tax assets from intercompany transfers of intellectual property and other related transactions	—	(723)	—	(2,082)
Net loss (gain) on equity method transactions	36	—	(605)	—
Other, net	44	(57)	234	178
Net cash provided by operating activities	1,060	624	2,446	1,896

Cash flows from investing activities:
Capital expenditures	(166)	(203)	(830)	(906)
Proceeds from business divestitures, net of cash sold	—	—	—	(17)
Cost of business acquisitions and other transactions, net of cash acquired	—	—	—	(83)
Cost of technology investments	—	(5)	(121)	(6)
Proceeds from sale of equity method investments	—		448
Purchase of short-term investments	—	—	(748)	—
Redemption of short-term investments	740	—	740	—
Settlement of derivatives	—	—	(2)	6
Other, net	3	1	6	4
Net cash provided by (used in) investing activities	577	(207)	(507)	(1,002)

Adjusting items:
Adjustment for the cost of business acquisitions and other transactions, net	—	—	—	83
Adjustment for cost of significant technology investments	—	4	121	4
Adjustment for proceeds from sale of equity method investment	—	—	(448)	—
Cash flow before financing	$1,637	$421	$1,612	$981

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Q1		Estimated Full Year
	2025 (a)		2025 (a)

	($ in millions)
Adjusted Operating Income	$	Margin (b)	$	Margin (b)
Net income attributable to Aptiv	$235	5.0%	$1,250	6.3%
Interest expense	95		365
Other income, net	(5)		(20)
Income tax expense	50		280
Equity loss, net of tax	10		50
Net income attributable to noncontrolling interest (c)	—		20
Operating income	$385	8.1%	$1,945	9.7%
Amortization	50		210
Restructuring	60		175
Other acquisition and portfolio project costs	20		70
Compensation expense related to acquisitions	5		20
Adjusted operating income	$520	11.0%	$2,420	12.1%

Adjusted EBITDA
Net income attributable to Aptiv	$235	5.0%	$1,250	6.3%
Interest expense	95		365
Income tax expense	50		280
Net income attributable to noncontrolling interest (c)	—		20
Depreciation and amortization	240		975
EBITDA	$620	13.1%	$2,890	14.5%
Other income, net	(5)		(20)
Equity loss, net of tax	10		50
Restructuring	60		175
Other acquisition and portfolio project costs	20		70
Compensation expense related to acquisitions	5		20
Adjusted EBITDA	$710	15.0%	$3,185	15.9%

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(b)	Represents net income attributable to Aptiv, operating income, Adjusted Operating Income, EBITDA and Adjusted EBITDA, respectively, as a percentage of estimated net sales.
(c)	Includes portion attributable to redeemable noncontrolling interest.

	Estimated Q1	Estimated Full Year
	2025 (a)	2025 (a)

Adjusted Net Income Per Share	($ and shares in millions, except per share amounts)
Net income attributable to Aptiv	$235	$1,250
Adjusting items:
Amortization	50	210
Restructuring	60	175
Other acquisition and portfolio project costs	20	70
Compensation expense related to acquisitions	5	20
Tax impact of adjusting items	(25)	(85)
Adjusted net income attributable to Aptiv	$345	$1,640

Weighted average number of diluted shares outstanding	233.00	225.00
Diluted net income per share attributable to ordinary shareholders	$1.00	$5.55
Adjusted net income per share	$1.50	$7.30

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.

Investor Contact:
Jane Wu
+1.617.603.7941
jane.wu@aptiv.com